Exhibit 10.16

FIRST AMENDMENT TO PROMISSORY NOTE AND LOAN AGREEMENT

This FIRST AMENDMENT TO PROMISSORY NOTE AND LOAN AGREEMENT (the “First Amendment”) is dated September 17, 2025 (the “Effective Date”) by and between Polomar Health Services, Inc. (the “Borrower”) having an address at 32866 US Hwy. 19 N, 34684 and CWR 1, LLC (the “Lender”) having an address at 11420 Santa Monica Boulevard, #251961, Los Angeles, California 90025. The Borrower and Lender are collectively referred to herein as the “Parties”.

WHEREAS, the Parties entered into that certain Promissory Note and Loan Agreement dated July 21,2025, in the original principal sum of One Hundred Fifty Thousand Dollars (the “Loan Agreement”).

WHEREAS, the Parties desire to amend certain provisions of the Loan Agreement as more fully described herein.

WHEREAS, as of the date of this First Amendment, the total amount, inclusive of accrued interest and fees, due to Lender is $151,944.31.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this First Amendment, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower and Lender agree as follows:

1. Capitalized Terms. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Loan Agreement.

2. Additional Principal. Lender hereby agrees to increase the principal amount of the loan by One Hundred Fifty Thousand Dollars (the “Additional Principal”) to Three Hundred Thousand Dollars.

3. Use of Proceeds. The Additional Principal shall only be utilized for the payment of costs incurred by the Borrower in connection with the manufacturing of inhalable sildenafil (“Manufacturing Costs”). Manufacturing Costs include API, excipients, manufacturing expenses incurred by Borrower at New Life Pharma, LLC (“New Life”) product testing and shipping of manufactured product to the Borrower’s wholly owned subsidiary, Polomar Specialty Pharmacy, LLC (“Polomar”) in Palm Harbor, FL. The Borrower acknowledges the receipt of $38,000, on August 29, 2025, from the Additional Principal that was paid to New Life on August 29, 2025, and $35,000, on September 12, 2025, from the Additional Principal that was paid to Ascendia Pharmaceuticals (“Ascendia”) on September 12, 2025. A final payment in the amount of $15,600 shall be due New Life upon issuance of a Certificate of Analysis and receipt by Borrower of a Certificate of Compliance from New Life. The sum of $29,400 shall be due to Ascendia within ten (10) days of a receipt of an invoice.

4. Terms. The Additional Principal shall be subject to a three (3%) percent discount rate on each draw up to the Additional Principal amount.

5. Repayment: The Additional Principal shall be entitled to a repayment preference (the “Preference”) as follows: a) Lender shall receive 20% of any sums received by Borrower from ForHumanity Health, Inc. between the period September 15, 2025, and October 31, 2025, to be applied toward any then outstanding Additional Principal and accrued interest thereon and b) Lender shall be entitled to receive 20% of any other gross sales receipts received by Borrower’s wholly owned subsidiary Polomar Specialty Pharmacy for the fulfillment of prescriptions for inhalable sildenafil for the period September 25, 2025, through October 31, 2025, to be applied toward any outstanding Additional Principal and accrued interest thereon. All payments shall first be applied to accrued interest and fees and then applied toward outstanding principal. All other payment terms pursuant to the Loan Agreement remain in full force and effect, including that the full outstanding balance of the Loan Agreement shall be due and payable on October 31,2025 (the “Maturity Date”).

6.	Paragraph 4 of the Loan Agreement shall be modified to read in its entirety:

“This Note (inclusive of all Advances made hereunder) shall bear interest on the outstanding principal amount thereof at a fixed rate as follows: (i) up to and including October 31, 2025 (the “Initial Period”), an interest rate equal to 12% per annum, simple interest and (ii) after the Initial Period, and up to and including the date on which this Note is paid in full, an interest rate equal to the prime interest rate as published, on the first day of each month thereafter, in the Wall Street Journal – Money Rates, plus 8.0% per annum, simple interest. Interest shall be calculated based on a year consisting of 365 days and the actual number of days elapsed. Any Additional Principal remaining balance outstanding after the Initial Period shall be subject to an interest rate equal to 18% per annum, simple interest.”

7. Entire Agreement; Amendments and Waivers. This First Amendment constitutes the full and entire understanding and agreement between the parties with regards to the subjects hereof and thereof. Any term of this First Amendment may be amended, and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Borrower and the Lender. Any waiver of amendment effected in accordance with this Section shall be binding upon either party’s successors or assigns.

8. Governing Law; Waiver of Jury Trial. This First Amendment shall be governed by and construed under the laws of the State of New York, without regard to its conflict of laws principals. EACH OF THE BORROWER AND THE LENDER HEREBY CONSENT TO THE JURISDICTION OF ANY COURT LOCATED IN NEW YORK, NEW YORK, WAIVE ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST ANY OF THEM IN SUCH FORUM AS PROVIDED ABOVE AND AGREE NOT TO ASSERT ANY DEFENSE BASED ON LACK OR JURISDICTION OR VENUE IN SUCH FORUM.

TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS FIRST AMENDMENT.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

POLOMAR HEALTH SERVICES, INC.

/s/ Terrence M. Tierney
By:	Terrence M. Tierney
Its:	President

CWR 1, LLC

/s/ Daniel Gordon
By:	Daniel Gordon
Its:	Manager